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                                                                    EXHIBIT 10.9


                             ENVIRONMENTAL INDEMNITY

        TO: FOOTHILL CAPITAL CORPORATION, a California corporation

               This ENVIRONMENTAL INDEMNITY ("Indemnity"), dated as of October 29, 1998, is made by FITZGERALDS GAMING CORPORATION, a Nevada corporation, FITZGERALDS SOUTH, INC., a Nevada corporation, FITZGERALDS MISSISSIPPI, INC., a Mississippi corporation, FITZGERALDS LAS VEGAS, INC., a Nevada corporation, FITZGERALDS FREMONT EXPERIENCE CORPORATION, a Nevada corporation, FITZGERALDS RENO, INC., a Nevada corporation, FITZGERALDS INCORPORATED, a Nevada corporation, FITZGERALDS BLACK HAWK, INC., a Nevada corporation, FITZGERALDS BLACK HAWK II, INC., a Colorado corporation, and 101 MAIN STREET LIMITED LIABILITY COMPANY, a Colorado limited liability company (collectively and individually, and jointly and severally, "Obligor"), in favor of FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill"), and is executed in connection with that certain Loan and Security Agreement, dated as of the date hereof (as the same may be amended, restated, supplemented, modified, extended, renewed, or refinanced from time to time, the "Loan Agreement"), by and between Obligor and Foothill.

               To induce Foothill to make loans and advances to Obligor, and for other valuable consideration, Obligor represents, warrants and agrees as follows:

               1. DEFINITIONS. As used in this Indemnity, the following terms shall have the following meanings:

                      "Environmental Activity" means any treatment, manufacturing, refining, storage, existence, release, generation, production, processing, abatement, removal, disposal, handling or transportation of any Hazardous Materials from, under, into or on the Real Property Collateral.

                      "Environmental Law" means all present and future laws, regulations, statutes, common law, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises, and similar items of any federal, state or local government, instrumentality or body, as the same may be amended, modified or supplemented from time to time related to Hazardous Materials.

                      "Hazardous Materials" means:



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                      (a) those substances as defined as "hazardous substances,"
        "hazardous materials," "toxic substances," or "solid waste" in the Comprehensive Environmental Response, Compensation and Liability Act, Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq. ("RCRA"), or the Hazardous Materials Transportation Act, 49 U.S.C.
        Section 1801 et seq., and
        in the regulations promulgated pursuant thereto;

                      (b) those substances designated as a "hazardous substance" under or pursuant to the Federal Water Pollution Control Act, 33 U.S.C.
        Section 1257 et seq., or defined as a "hazardous waste" under or pursuant to RCRA and in the regulations promulgated pursuant thereto;

                      (c) those substances listed in the United States Department of Transportation Table (40 CFR 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR Part 302 and amendments thereto); and

                      (d) such other substances, materials and wastes which are regulated under any Environmental Law, or which are classified as hazardous or toxic under any Environmental Law.

                      "Indemnified Persons" means Foothill and its parents, subsidiaries and affiliates, attorneys and each of their officers, directors, agents, employees, trustees, receivers, executors and administrators, and the heirs, successors and assigns of all of the foregoing. Notwithstanding the foregoing, purchasers of all or any portion of the Real Property Collateral at a foreclosure sale or through a private sale following a foreclosure or transfer of all or a portion of the Real Property Collateral to Foothill shall not be Indemnified Persons; it being the intent of the parties that the term "Indemnified Persons" shall include only those Persons (including their parents, subsidiaries, affiliates, attorneys, officers, directors, agents, employees, trustees, receivers, executors, administrators, successors, and assigns in connection with such capacity) acting in the capacity of Obligor's lender and not successor owners of the Real Property Collateral other than Foothill (or an affiliate of Foothill) that acquires the same after foreclosure or acceptance of a deed-in-lieu of foreclosure.

                      "Losses" mean any and all losses, liabilities, contingent liabilities, damages, obligations, claims, contingent claims, actions, suits, proceedings, disbursements, penalties, costs and expenses (including, without limitation, reasonable attorneys' fees and costs and all other professional or consultant's fees




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        and expenses), whether or not an action or proceeding is commenced or threatened.

                      "Use" means ownership, use, development, construction, maintenance, management, operation or occupancy.

Capitalized terms used in this Indemnity and not otherwise defined are used with the meanings set forth in the Loan Agreement.

               2. REPRESENTATIONS OF OBLIGOR. Obligor represents and warrants to Foothill that: (a) Obligor has not used Hazardous Materials at or affecting the Real Property Collateral in any manner which violates any Environmental Law; (b) except as otherwise disclosed on Exhibit "A" attached hereto and incorporated herein by this reference, to the actual knowledge of Obligor, no prior or current owner, occupant or operator of the Real Property Collateral has engaged in any Environmental Activity which violates any Environmental Laws; (c) except as otherwise disclosed on Exhibit "A", the Use of the Real Property Collateral for its intended purpose will not result in any Environmental Activity in violation of any Environmental Laws; (d) except as otherwise disclosed in Exhibit "A", Obligor has not otherwise engaged and does not intend to engage in any Environmental Activity in relation to the Real Property Collateral; and (e) except as otherwise disclosed on Exhibit "A", to Obligor's actual knowledge, (i) no other Environmental Activity has occurred at any time in relation to the Real Property Collateral, (ii) no portion of the Real Property Collateral is located within 2,000 feet of a significant disposal of "hazardous waste" within the meaning of any Environmental Laws, (iii) no notice, order, directive, complaint or other communication has been made or issued by any governmental authority or any other person to Obligor alleging the occurrence of any Environmental Activity in violation of any Environmental Laws or any loss as a result of any Environmental Activity, and to Obligor's actual knowledge, no investigations, inquiries, orders, hearings, actions or other proceedings by or before any governmental authority are pending or threatened in connection with any Environmental Activity or alleged Environmental Activity, and (iv) except as disclosed on Exhibit "A", there are no judgments and no actions or proceedings pending by or against Obligor before any court or administrative agency in connection with any Environmental Activity.

               3. COVENANTS OF OBLIGOR. Obligor covenants that at all times, at its sole expense: (a) Obligor shall keep or cause the Real Property Collateral to be kept free of Hazardous Materials and not cause or permit the Real Property Collateral to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, produce or process Hazardous Materials except, in each case, in compliance with all applicable Environmental Laws; (b) Obligor shall use diligent efforts to ensure compliance by all




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owners, operators and occupants, if any, of the Real Property Collateral with all applicable Environmental Laws and will use diligent efforts to ensure that all such owners, operators and occupants obtain and comply with any and all required approvals, registration or permits; (c) Obligor shall, upon the reasonable request of Foothill, conduct and complete all such investigations, studies, sampling and tests relating to Hazardous Materials at or affecting the Real Property Collateral as are requested; (d) Obligor, promptly upon the reasonable request of Foothill from time to time, shall provide Foothill, without any liability on the part of Foothill, with an environmental site assessment or environmental audit report, or an update of such assessment or report, by an environmental engineering firm acceptable to Foothill, all in scope, form and content reasonably satisfactory to Foothill, to assess with a reasonable degree of certainty the presence or absence of Hazardous Materials and the potential cost in connection with the Remediation (as hereinafter defined) of any Hazardous Materials at or related to the Real Property Collateral; and (e) notwithstanding the obligation of Obligor to indemnify Foothill pursuant to this Indemnity, Obligor shall, upon demand of Foothill, promptly take all actions to Remediate (as defined below) the Real Property Collateral that are required by any federal, state or local governmental agency or political subdivision or that are reasonably necessary to mitigate a spill or a violation of any Environmental Law or to allow full use of the Real Property Collateral for the purposes for which it is currently used.

               "Remediate" and "Remediation" shall include, but not be limited to, the investigation of the environmental condition of the Real Property Collateral, the preparation of any feasibility studies, reports or remedial plans, and the performance of any cleanup, abatement, removal, remediation, containment, operation, maintenance, monitoring or restoration work relating to the presence or suspected presence of Hazardous Materials on or under the Real Property Collateral in violation of Environmental Laws, whether on or off the Real Property Collateral. All such work shall be performed by one or more contractors selected by Obligor and reasonably approved in advance and in writing by Foothill. Obligor shall proceed continuously and diligently with such investigatory and remedial actions, provided that in all cases such actions shall be in accordance with all applicable requirements of all Environmental Laws. Any such actions shall be performed in a good, safe and workmanlike manner and shall minimize any impact on the business or occupation at or near the Real Property Collateral. Obligor shall pay all costs in connection with such investigatory and remedial activities, including but not limited to, all power and utility costs, and any and all taxes or fees that may be applicable to such activities. Obligor shall promptly provide to Foothill copies of testing results and reports that are generated in connection with the above activities. Promptly upon completion of such investigation and Remediation, Obligor shall permanently seal or cap all monitoring wells and test holes to industrial standards in compliance with all Environmental Laws, remove all



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associated equipment, and restore the Real Property Collateral to the condition existing prior to the commencement of Remediation, which shall include, without limitation, the repair of any surface damage, including paving, caused by such investigation or remediation hereunder. If the estimated cost of any performance under this section exceeds Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate, then within ten (10) days of demand therefor, Obligor shall provide Foothill with a bond, letter of credit, or similar financial assurance evidencing that the necessary funds are available for the obligations established by this subparagraph or shall instruct Foothill to reserve (subject to availability) such amounts against the amount of advances available under
Section 2.1 of the Loan Agreement.

               4. INDEMNITY BY OBLIGOR. Obligor indemnifies, protects, defends (with reputable counsel satisfactory to Foothill) and holds the Indemnified Persons harmless from and against the full amount of any and all Losses (except such Losses arising proximately from the gross negligence or willful misconduct of the Indemnified Person asserting a claim under this Indemnity), suffered or incurred by an Indemnified Person arising from, in respect of, as a consequence of (whether foreseeable or unforeseeable) or in connection with any spill or with the presence, use, storage, disposal, generation, transportation or treatment of any Hazardous Material at, on, under or related to the Real Property Collateral, or in the soil, groundwater or soil vapor on or under the Real Property Collateral, including, without limitation, the following: (a) the occurrence of any Environmental Activity or any failure of Obligor or any other person to comply with all Environmental Laws relating to the Real Property Collateral or the Use of the Real Property Collateral; (b) any failure of any representation of Obligor set forth in Section 2 above to be true and correct as of the date of this Indemnity; (c) any failure of Obligor to perform any covenant set forth in Section 3 above; (d) any failure by Obligor to comply with, or any violation or claimed violation by Obligor of, any Environmental Law; (e) claims asserted by any person or entity (including, without limitation, any governmental agency or quasi-governmental authority, board, bureau, commission, department, instrumentality or public body, court, or administrative tribunal), including, but not limited to, claims under common law causes of action; and (f) the implementation by Obligor of the recommendations set forth in any environmental audit of the Real Property Collateral or the Uses. Obligor's agreement contained in this Indemnity shall not be limited in any manner by Obligor's date of acquisition or time of ownership of the Real Property Collateral, or by the value of the Real Property Collateral. Obligor shall not settle any claim or matter which is the subject of the foregoing agreement of Obligor without Foothill's prior written consent, which consent may be not be unreasonably (from the perspective of a secured lender) withheld by Foothill. The foregoing indemnity shall not apply, however, to any losses suffered or incurred by any Person as the result of any act or omission with respect to the Real Property Collateral that occurs or fails to occur, respectively, on or



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after the date on which any Indemnified Person has foreclosed thereon or taken title thereto.

               5. COSTS AND EXPENSES. Obligor shall pay to each Indemnified Person all reasonable costs, expenses and charges (including reasonable attorneys' fees) incurred by any Indemnified Person in connection with the enforcement of the terms of this Indemnity.

               6. DEFENSE OF INDEMNIFIED PERSONS. Upon demand by Foothill or any assignee on behalf of any Indemnified Person, Obligor shall defend any investigation, action or proceeding involving any Losses which is brought or commenced against any Indemnified Person, whether alone or together with Obligor or any other person, all at Obligor's own cost and by counsel to be approved by the Indemnified Person in the exercise of its reasonable judgment. If, in the Indemnified Person's reasonable judgment, such counsel is not diligently pursuing such defense or is involved in a conflict of interest, such Indemnified Person may elect to conduct its own defense at the reasonable expense of Obligor.

               7. SITE VISITS, OBSERVATIONS AND TESTING. Subject to the limitations in this Section 7 and in Section 2.11(d) of the Loan Agreement, Foothill and any assignee and their agents and representatives shall have the right at any reasonable time to enter and visit the Real Property Collateral for the purposes of observing the Real Property Collateral, taking and removing soil or groundwater samples, and conducting tests on any part of the Real Property Collateral. Said parties have no duty, however, to visit or observe the Real Property Collateral or to conduct tests, and no site visit, observation or testing by any such party shall impose any liability on any such party. In no event shall any site visit, observation or testing by any such party be a representation that Hazardous Materials are or are not present in, on or under the Real Property Collateral, or that there has been or shall be compliance with any Environmental Laws. Neither Obligor nor any other person is entitled to rely on any site visit, observation or testing by any such party. Any such party shall give Obligor reasonable notice before entering the Real Property Collateral. Any such party shall make reasonable efforts to avoid any unreasonable interference with Obligor's use or enjoyment of the Real Property Collateral in exercising any rights provided in this Section.

               8. SURVIVAL OF INDEMNITY. The obligations of Obligor and the rights of Foothill under this Indemnity are in addition to and not in substitution of the obligations of Obligor and rights of Foothill under all applicable federal, state and local laws, regulations, land ordinances relating to health and safety, and protection of the



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environment. The obligations of Obligor and the rights of Foothill shall survive
(a) the repayment of the Obligations, and (b) the termination of the Loan Agreement.

               9. NOTICE. Any notice required hereunder shall comply with, and be given in accordance with, the notice provision set forth in the Loan Agreement.

               10. JURY WAIVER. THE WAIVER OF JURY TRIAL PROVIDED FOR IN THE LOAN AGREEMENT SHALL APPLY TO ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDEMNITY.

               11. JOINT AND SEVERAL LIABILITY. The liability of each entity signing this Indemnity as a Obligor entity is joint and several, and applies with respect to all Real Property Collateral, regardless of which Obligor entity holds title thereto or is the operator or possessor thereof.

               12. CHOICE OF LAW. This Indemnity is governed by California law, except that California real property, foreclosure, procedural, and antideficiency laws shall not apply with respect to Real Property Collateral located outside California.

               13. WAIVERS.

                      (a) To the maximum extent permitted by law, each Obligor hereby waives: (i) notice of acceptance hereof; (ii) notice of any loans or other financial accommodations made or extended under the Loan Agreement, or the creation or existence of any Obligations; (iii) notice of the amount of the Obligations, subject, however, to Section 2.10 of the Loan Agreement and Obligor's right to make inquiry of Foothill to ascertain the amount of the Obligations at any reasonable time; (iv) notice of any adverse change in the financial condition of Borrower or of any other fact that might increase such Obligor's risk hereunder; (v) notice of presentment for payment, demand, protest, and notice thereof as to any instrument among the Loan Documents; (vi) notice of any Default or Event of Default under the Loan Agreement; and (vii) all other notices (except if such notice is specifically required to be given to such Obligor under this Agreement) and demands to which such Obligor might otherwise be entitled.

                      (b) To the fullest extent permitted by applicable law, each Obligor waives the right by statute or otherwise to require Foothill to institute suit against Borrower or to exhaust any rights and remedies which Foothill has or may have against Borrower. Each Obligor further waives any defense arising by reason of any disability or other defense (other than the defense that the Obligations shall have been fully and finally indefeasibly paid) of Borrower or by reason of the cessation from any



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cause (other than that the Obligations shall have been fully and finally indefeasibly paid) whatsoever of the liability of Borrower in respect thereof.

                      (c) To the maximum extent permitted by law, each Obligor hereby waives: (i) any rights to assert against Foothill any defense (legal or equitable), set-off, counterclaim, or claim which such Obligor may now or at any time hereafter have against Borrower or any other party liable to Foothill on account of or with respect to the Obligations; (ii) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future sufficiency, validity, or enforceability of the Obligations; (iii) any defense arising by reason of any claim or defense based upon an election of remedies by Foothill including, to the extent applicable, the provisions of Sections 580d and 726 of the California Code of Civil Procedure, or any similar law of California or any other jurisdiction; (iv) the benefit of any statute of limitations affecting any Obligor's liability hereunder or the enforcement thereof.

                      (d) To the maximum extent permitted by law, each Obligor hereby waives any right of subrogation that such Obligor has or may have as against any other Obligor with respect to the Obligations. In addition, each Obligor hereby waives any right to proceed against any other Obligor, now or hereafter, for contribution, indemnity, reimbursement, or any other suretyship rights and claims (irrespective of whether direct or indirect, liquidated or contingent), with respect to the Obligations. Each Obligor also hereby waives any right to proceed or to seek recourse against or with respect to any property or asset of any other Obligor. As between any Obligor and Foothill, each Obligor hereby agrees that, in light of the waivers contained in this Section, such Obligor shall not be deemed to be a "creditor" (as that term is defined in the Bankruptcy Code or otherwise) of any other Obligor, whether for purposes of the application of Sections 547 or 550 of the United States Bankruptcy Code or otherwise.

                      (e) If any of the Secured Obligations at any time are secured by a mortgage or deed of trust upon real property, Foothill may elect, in its sole discretion, upon a default with respect to the Secured Obligations, to foreclose such mortgage or deed of trust judicially or nonjudicially in any manner permitted by law, before or after enforcing this Agreement, without diminishing or affecting the liability of any Obligor hereunder. Each Obligor understands that (i) by virtue of the operation of California's antideficiency law applicable to nonjudicial foreclosures, an election by Foothill nonjudicially to foreclose such a mortgage or deed of trust probably would have the effect of impairing or destroying rights of subrogation, reimbursement, contribution, or indemnity of such Obligor against Borrower or guarantors or sureties, and (ii) absent the waiver given by such Obligor herein, such an election might estop Foothill from



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enforcing this Agreement against such Obligor. Understanding the foregoing, and understanding that each Obligor is hereby relinquishing a defense to the enforceability of this Agreement, each Obligor hereby waives any right to assert against Foothill any defense to the enforcement of this Agreement, whether denominated "estoppel" or otherwise, based on or arising from an election by Foothill nonjudicially to foreclose any such mortgage or deed of trust. Each Obligor understands that the effect of the foregoing waiver may be that such Obligor may have liability hereunder for amounts with respect to which such Obligor may be left without rights of subrogation, reimbursement, contribution, or indemnity against Borrower or guarantors or sureties. Each Obligor also agrees that the "fair market value" provisions of Section 580a of the California Code of Civil Procedure shall have no applicability with respect to the determination of such Obligor's liability under this Agreement.

                      (f) WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS AGREEMENT, EACH OBLIGOR HEREBY WAIVES, TO THE MAXIMUM EXTENT SUCH WAIVER IS PERMITTED BY LAW, ANY AND ALL DEFENSES ARISING DIRECTLY OR INDIRECTLY UNDER ANY ONE OR MORE OF CALIFORNIA CIVIL CODE SECTIONS 2808, 2809, 2810, 2815, 2819, 2820, 2821, 2838, 2839, 2845, 2848, 2849, AND
2850, TO THE EXTENT APPLICABLE, CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 580A, 580B, 580C, 580D, AND 726, AND, TO THE EXTENT APPLICABLE, CHAPTER 2 OF TITLE 14 OF THE CALIFORNIA CIVIL CODE.

                      (g) WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS AGREEMENT, EACH OBLIGOR HEREBY WAIVES ALL RIGHTS AND DEFENSES ARISING OUT OF AN ELECTION OF REMEDIES BY FOOTHILL PARTY, EVEN THOUGH THAT ELECTION OF REMEDIES, SUCH AS A NONJUDICIAL FORECLOSURE WITH RESPECT TO SECURITY FOR A SECURED OBLIGATION, HAS DESTROYED SUCH OBLIGOR'S RIGHTS OF SUBROGATION AND REIMBURSEMENT AGAINST THE PRINCIPAL BY THE OPERATION OF SECTION 580D OF THE CODE OF CIVIL PROCEDURE OR OTHERWISE.


                  [remainder of page intentionally left blank]



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               IN WITNESS WHEREOF, Obligor has executed this Indemnity as of the date first set forth above.


                                       "OBLIGOR":

                                       FITZGERALDS GAMING CORPORATION, a
                                       Nevada corporation FITZGERALDS
                                       SOUTH, INC., a Nevada corporation
                                       FITZGERALDS MISSISSIPPI, INC., a
                                       Mississippi corporation FITZGERALDS
                                       LAS VEGAS, INC., a Nevada
                                       corporation FITZGERALDS FREMONT
                                       EXPERIENCE CORPORATION, a Nevada
                                       corporation FITZGERALDS RENO, INC.,
                                       a Nevada corporation FITZGERALDS
                                       INCORPORATED, a Nevada corporation
                                       FITZGERALDS BLACK HAWK, INC., a
                                       Nevada corporation FITZGERALDS BLACK
                                       HAWK II, INC., a Colorado
                                       corporation 101 MAIN STREET LIMITED
                                       LIABILITY COMPANY, a Colorado
                                       limited liability company

                                       By    Michael E. McPherson
                                         -----------------------------
                                       Name: Michael E. McPherson
                                       Title: Senior Vice President,
                                              Chief Financial Officer,
                                              Treasurer, and Secretary of
                                              each of the above-listed companies




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                                   EXHIBIT "A"

                           (ENVIRONMENTAL DISCLOSURES)


1. Customary amounts of such materials customarily used by operators of the type of business conducted on the applicable Real Property Collateral in the ordinary course of business, for use in the manner for which such materials were designed and only in accordance with the Environmental Laws, and then only in such amounts as may be normal for the operations conducted by the operators of such Real Property Collateral.

2. Such matters as disclosed in the environmental reports submitted by Obligor to Foothill in accordance with the requirements of the Loan Documents, including, without limitation, any asbestos remediation projects, asbestos remediation operations and maintenance plans undertaken by Obligor.



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